SALT LAKE  CITY--(BUSINESS  WIRE)--Nov.  25, 2003-- Fonix(R) Corp. (OTC BB:
FNIX), an international provider of leading speech interface solutions, announced today that it has signed an agreement in principle to acquire all of the capital stock of LTEL Holdings Corp. Privately held LTEL has two wholly owned subsidiaries, LecStar Telecom Inc., an Atlanta-based competitive local exchange carrier, and its sister company, LecStar Datanet Inc., a provider of Internet services to business and residential customers. The stock and debt transaction will involve consideration valued at $33 million. The transaction provides seller financing on terms favorable to Fonix.

     The acquisition of LecStar is anticipated to significantly accelerate Fonix's growth strategy by providing a recurring revenue stream, a growing customer base and new marketing channels. LecStar's customer base -- which historically has been growing at an annual rate of 60 percent or better -- provides a predictable revenue stream and reduces Fonix's cost of capital. LecStar's revenue grew from $4.9 million in 2001 to $9.7 million in 2002 and the company expects to report approximately $16 million in revenue for the year ending Dec. 31, 2003, and expects to be EBITDA positive for the fourth quarter.

     LecStar's customers also offer a unique direct marketing and distribution channel for Fonix's speech technologies and solutions. This combination will give Fonix immediate access to LecStar's growing customer base, enabling Fonix to bundle its telephony and mobile/wireless speech interface solutions with LecStar's telecommunications services. In addition, LecStar's utility partnerships offer significant opportunities to expand Fonix's marketing channel with system integrators like Meridian, which recently deployed its voice-enabled 511 road traffic information system featuring the Fonix speech solution.

     In addition to LecStar's stable and growing revenue, Fonix will pursue its market-leading position on Microsoft platforms such as Xbox, PocketPC and SmartPhone mobile/wireless devices as well as Symbian devices. Fonix will continue its integrated corporate collaborations with Motorola, Intel, Hitachi, Renesas, Oracle and Seiko Epson.

     The acquisition will immediately enable Fonix to prudently seek opportunities to acquire other local exchange carriers to further expand the existing customer base, providing Fonix with substantial additional value-added offerings and services to telephone customers.

     "Fonix's acquisition of LecStar holds tremendous promise for our company, our shareholders, our customers and our partners," said Roger D. Dudley, executive vice president and CFO of Fonix. "Fonix has a significant presence in the speech technology and solutions industry, serving the leaders in electronics manufacturing, software, automotive and telecommunications. This transaction significantly accelerates our ability to grow our licensed business by providing recurring revenues to fund continued efforts in sales, market channel expansion and product development, which are key growth drivers in the evolving speech technology and solution industry."

     "We are very excited about the added benefits and services that this transaction will make available to our customers," said W. Dale Smith, president and CEO of LecStar Telecom. "This combination will give Fonix immediate access to our growing customer base, enabling Fonix to bundle its speech products and services with our telecommunications services to offer robust speech solutions. Additionally, our utility partnerships offer further opportunity to market the vast array of speech technology solutions and services in the mobile phone and mobile learning markets to an even broader customer base. Our customers will continue to receive the same high level of service and support and will benefit from proven and ready-to-use speech solutions for mass market systems and devices."

     Dudley added, "LecStar is unique among its carrier peers. It has taken a measured, controlled approach to investing in its network and building its customer base, and unlike many of its competitors, has continued to grow its business throughout the downturn in the telecom industry. The result is a company with solid fundamentals, a growing customer base, robust service and product offerings and a deep, talented management team with significant experience in the telecommunications industry.

     "In addition to the operational and marketing synergies this combination offers, down the road we also see opportunity to use LecStar's expertise to expand further by taking advantage of valuations that will be immediately accretive to earnings to add to our customer base. We will explore this avenue of growth in a very prudent, cautious way and will seek additional acquisitions only if they meet our very rigid standards."

     In a cashless  transaction,  Fonix will  acquire 100 percent of the capital
stock  of  LTEL  Holdings  Corp.  from  its  existing   stockholders  for  total
consideration valued at $33 million as follows:

     - Holders of LTEL's common stock will receive $3,000,000 of restricted Fonix common stock, which Fonix will register within 120 days after closing. The number of shares of common stock issuable at closing will be equal to $3,000,000 divided by 90 percent of the average closing bid price of Fonix's common stock for the 30 trading days immediately prior to the third trading day preceding the closing. Holders of LTEL's Series A and Series B Preferred Stock will acquire:

          - $20,000,000 of Fonix's 5 percent non-convertible, non-voting preferred stock. The dividend on the preferred stock is payable at Fonix's option in cash or registered shares of Fonix common stock; and

          - A secured, non-convertible, promissory note in the amount of $10,000,000. The assets of the LecStar subsidiaries of LTEL will secure the note. The note will be amortized over 10 years, accrue interest at 5 percent and will mature six years after closing.

     LTEL (including its LecStar subsidiaries) will operate as a wholly owned subsidiary of Fonix and will retain its current management team. Financial statements will be consolidated beginning January 2004.

     The closing of the acquisition is subject to usual and customary conditions for a transaction of this size and type, including satisfactory completion of due diligence and negotiation and execution of definitive agreements. While there can be no assurance that Fonix will be able to complete this acquisition, Fonix anticipates that it will close the purchase by Dec. 31, 2003.

About LecStar Telecom Inc.

     LecStar Telecom Inc. is a rapidly growing Atlanta-based regional provider of integrated communications services to businesses and consumers. LecStar offers a full array of wireline voice, data, long distance and Internet services to business and residential customers throughout BellSouth's Southeastern operating territory. The company is certified by the FCC and nine states --
Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee -- as a competitive local exchange carrier to provide regulated local, long distance and international telecommunications services.

About Fonix

     Fonix  Corp.   provides  speech  interface  solutions  for  mobile/wireless devices, computer telephony systems, the assistive market, automobiles and everyday consumer devices. Manufacturers and developers incorporate Fonix technology to provide their customers with an easy, convenient and reliable user experience. Visit www.fonix.com for an introduction to Fonix's complete suite of speech solutions, or contact a Fonix representative at 801-553-6600 and say "Sales."

    Investor contact:
    ECON Corporate Services
    www.investorideas.com
    866-894-3913

     Statements released by Fonix Corp. that are not purely historical are forward looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions and strategies for the future. Forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental and technological factors as discussed in the company's filings with the SEC on Forms 10-K, 10-Q and 8-K. The company does not undertake any responsibility to update the forward-looking statements contained in this release.